Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Second Quarter 2019 Financial Results

Announces Year-to-Date Investment Activity and Development Commitments of $139.0 million

Second Quarter Highlights:

•	Reported second quarter 2019 total revenue of $94.9 million, down 11% over the prior year period.

•
Generated second quarter net income per share and OP unit of $0.04 on a fully diluted basis, compared to net income per share and OP unit of $0.06 on a fully diluted basis in the same period last year.

•
Generated second quarter normalized funds from operations (Normalized FFO) before rental revenue and straight-line receivable write-offs of $49.4 million or $0.26 per share and OP Unit on a fully diluted basis. Related to the Company’s adoption of ASC 842, the Company recognized certain non-recurring write-offs during the quarter due to recent developments at the Company’s three LifeCare master-leased LTACH facilities and the Foundation El Paso Surgical Hospital. Non-cash straight-line receivable write-offs totaled $6.5 million ($0.034 per share and OP unit) and cash revenue impacts totaled $2.9 million ($0.015 per share and OP unit). Inclusive of these non-recurring write-offs, Normalized FFO was $40.0 million or $0.21 per share and OP unit.

•	Second Quarter MOB Same-Store Net Operating Income (Cash NOI) growth was 3.5% year-over-year.

•	Declared a quarterly dividend of $0.23 per share and OP unit for the second quarter 2019, paid July 18, 2019.

•	Sold 971,000 common shares pursuant to the ATM program at a weighted average price of $18.66, resulting in total proceeds of approximately $17.9 million.

Milwaukee, WI - August 7, 2019 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the second quarter ended June 30, 2019.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “At Physicians Realty Trust, our mission has been to utilize our long-term relationships with industry-leading health systems to grow and manage one of the best portfolios of medical office properties in the United States. We continue to view medical office as the most resilient class of real estate in the market, and our portfolio of MOBs, representing 95% of portfolio square feet, delivered outstanding results during the quarter. Our medical office facilities delivered 3.5% Same Store NOI growth, and our latest investments continue our return to growth in high quality accretive assets. We are also excited about the expansion of our existing relationships with Ascension, Community Health Network, Texas Health Resources, and US Oncology through our recent investments.”

“We are committed to transparency and integrity. Despite encouraging events with respect to each situation, we determined it was appropriate to elect a conservative application of the recently adopted ASC 842 accounting standard to reduce cash and non-cash straight-line revenues for the quarter as a result of the Chapter 11 reorganization filing by LifeCare and 2019 challenges at the Foundation Surgical Hospital in El Paso. The LifeCare reorganization process is coming to conclusion, with a new owner for our tenant which has agreed to assume our master lease ‘as is.’ We are negotiating the terms of a potential sale of the Foundation Surgical Hospital as well. All four facilities remain open and serving their communities. We look forward to discussing these developments, as well as our thoughts for the remainder of the year, during today’s conference call,” Mr. Thomas concluded.

Second Quarter Financial Results

Total revenue for the second quarter ended June 30, 2019 was $94.9 million, a decrease of 11% from the second quarter 2018. As of June 30, 2019, the portfolio was 96% leased.

Total expenses for the second quarter 2019 were $90.7 million, a decrease of 2% from the same period in 2018. Interest expense and depreciation and amortization decreased $1.1 million and $1.4 million, respectively which was offset by a $0.3 million increase in operating expenses.

Net income for the second quarter 2019 was $7.3 million, compared to net income of $12.1 million for the second quarter 2018. Related to the Company’s adoption of ASC 842, the Company recognized certain non-recurring write-offs discussed below, which lowered net income by $9.4 million.

Net income attributable to common shareholders for the second quarter 2019 was $6.7 million. Diluted earnings per share for the second quarter 2019 was $0.04 based on 190.8 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds from operations (FFO) for the second quarter 2019 consisted of net income, plus $36.2 million of depreciation and amortization, less $3.0 million of gain on sale of investment properties, less $0.5 million of other adjustments, resulting in $0.21 per share and OP unit on a fully diluted basis. Normalized FFO, which adjusts for net changes in fair value, was $40.0 million, or $0.21 per share and OP unit on a fully diluted basis. Excluding the $9.4 million impact of non-recurring amounts below, normalized FFO would have been $0.26 per share and OP Unit on a fully diluted basis.

Normalized funds available for distribution (FAD) for the second quarter 2019, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and recurring capital expenditures, was $42.1 million. The non-recurring events below decreased FAD by $2.9 million.

Our MOB same-store portfolio, which includes 237 properties representing approximately 91% of our net leasable square footage, generated year-over-year Cash NOI growth of 3.5% for the second quarter 2019.

Update on LifeCare and Foundation Healthcare El Paso Facilities

During the quarter ended June 30, 2019, the Company recognized an aggregate $9.4 million of lost cash and straight-line rental revenue at the Company’s three LifeCare master-leased LTACH facilities and the Foundation El Paso Surgical Hospital.

As discussed in the Company’s press release dated May 30, 2019, LifeCare Holdings LLC, along with several related entities, filed for Chapter 11 bankruptcy in order to facilitate a sale process under bankruptcy protection. The Company did not receive contractually-owed rent payments for April and May 2019, representing an aggregate $0.8 million in lost cash rent. The payment of contractual rent on the related master-lease resumed in June 2019, and full rent has been paid in June, July, and August 2019.

In accordance with ASC 842, Leases, the Company evaluated the collectability of future contractual rental payments related to the LifeCare master lease as of June 30, 2019 and determined that the collection of substantially all future rent payments did not meet the probability threshold required under the recently adopted pronouncement. Accordingly, the related straight-line rent receivable balance of $3.5 million was written off as of June 30, 2019, resulting in an aggregate reduction to rental income of $4.3 million as a result of the LifeCare bankruptcy.

In addition, the Company determined that the collectability of substantially all past and future rent payments related to the Foundation El Paso Surgical Hospital did not meet the probability threshold required under ASC 842 as of June 30, 2019. As a result, the Company recognized a write-off of $2.1 million in past due rental payments and $3.0 million of previously recognized straight-line rent receivables, resulting in an aggregate reduction to rental income of $5.1 million.

Other Recent Events

Second Quarter Investment Activity

In the quarter ended June 30, 2019, the Company acquired 2 operating healthcare properties representing an aggregate of 50,215 net leasable square feet for an aggregate purchase price of approximately $23.3 million and committed $28.8 million to a new development project. Inclusive of $4.8 million in mezzanine loan, earn-out, and NCI investments, total investment activity and development commitments for the quarter were approximately $56.9 million.

Since our May 1, 2019 press release and through June 30, 2019, the Company completed one property acquisition and closed on the development financing of one new off-campus facility:

Sacred Heart Development - On May 31, 2019, the Company closed on a construction loan agreement related to the fully pre-leased development of a new MOB/ASC in Pensacola, Florida. The 57,000 square foot property includes a 20,000 square foot surgery center and will be fully leased to Sacred Heart Medical Group, a part of Ascension, under a 15-year master-lease commencing upon completion of construction in 2020. The loan has a total capacity of $28.8 million, with $4.0 million funded to date, and yields interest at a rate of 4.75%. Upon receipt of the certificate of occupancy, the Company will have an option to purchase the asset at a 6.3% capitalization rate.

Atlanta Condominium Investments - On June 28, 2019, the Company closed on the strategic acquisition of multiple medical condominium units located in an Atlanta “Pill Hill” MOB at a price of $8.5 million. The units purchased represent 23,180 square feet of the larger, strategically located MOB and are 100% leased and occupied. The MOB is 105,000 square feet and consists of additional condos that the Company intends to evaluate for investment in the future. The first-year unlevered yield on this investment is expected to be approximately 6.3%.

Second Quarter Disposition Activity

During the quarter ended June 30, 2019, the Company completed the disposition of two properties, representing an aggregate 52,943 square feet for $12.5 million, at a 6.4% blended cap rate. The Company recognized an aggregate net gain of approximately $3.0 million.

Recent Capital Activity

Between April 1 and April 11, 2019, the Company issued 971,000 shares pursuant to its ATM program at a weighted average price of $18.66 for net proceeds of $17.9 million.

Dividend Paid

On June 21, 2019, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended June 30, 2019. The distribution was paid on July 18, 2019 to common shareholders and OP Unit holders of record as of the close of business on July 3, 2019.

Recent Investment Activity

Since June 30, 2019, the Company acquired three properties located in Rockwall, Texas and Indianapolis, Indiana with an aggregate 150,164 square feet for approximately $47.3 million.

Rockwall II MOB - On July 26, 2019, the Company completed the acquisition of a 97.5% interest in a 56,832 square foot medical office facility on the campus of the Texas Health Presbyterian Hospital in Rockwall, Texas, for a purchase price of $24.0 million. The asset, constructed in 2018, was acquired in an off-market transaction. The stabilized yield on this investment is expected to be 5.5%.

Shadeland Station Portfolio - On August 2, 2019, the Company completed the acquisition of a two-building portfolio located in Indianapolis, Indiana, for a purchase price of $23.3 million. The two assets, representing an aggregate 93,332 square feet, are fully leased to Community Health Network (Moody’s: ‘A2’) under a 16-year absolute net master lease. The stabilized yield on the investment is expected to be 6.3%.

Conference Call Information

The Company has scheduled a conference call on Wednesday, August 7, 2019, at 10:00 a.m. EDT to discuss its financial performance and operating results for the second quarter ended June 30, 2019. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Second Quarter Earnings Call or passcode: 13691688. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning August 7, 2019, at 1:00 p.m. EDT until September 7, 2019, at 11:59 p.m. EDT, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13691688. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning August 7, 2019, the Company’s supplemental information package for the second quarter 2019 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of June 30, 2019, owned approximately 97.1% of OP units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed by the Company with the Commission on February 28, 2019.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental revenues	$68,303	$80,392	$145,386	$159,279
Expense recoveries	24,171	24,288	50,213	48,596
Interest income on real estate loans and other	2,429	2,309	4,672	4,337
Total revenues	94,903	106,989	200,271	212,212
Expenses:
Interest expense	16,053	17,154	32,322	33,648
General and administrative	7,676	7,104	16,648	15,563
Operating expenses	30,636	30,341	62,844	60,800
Depreciation and amortization	36,285	37,725	72,734	76,301
Total expenses	90,650	92,324	184,548	186,312
Income before equity in income of unconsolidated entities and gain (loss) on sale of investment properties, net:	4,253	14,665	15,723	25,900
Equity in income of unconsolidated entities	30	29	60	57
Gain (loss) on sale of investment properties, net	3,033	(2,632)	3,033	(2,563)
Net income	7,316	12,062	18,816	23,394
Net income attributable to noncontrolling interests:
Operating Partnership	(200)	(331)	(505)	(644)
Partially owned properties	(136)	(144)	(274)	(255)
Net income attributable to controlling interest	6,980	11,587	18,037	22,495
Preferred distributions	(294)	(284)	(578)	(771)
Net income attributable to common shareholders	$6,686	$11,303	$17,459	$21,724
Net income per share:
Basic	$0.04	$0.06	$0.09	$0.12
Diluted	$0.04	$0.06	$0.09	$0.12
Weighted average common shares:
Basic	185,239,471	182,002,062	183,963,257	181,906,348
Diluted	190,815,892	187,431,132	189,699,284	187,387,211

Dividends and distributions declared per common share and OP Unit	$0.23	$0.23	$0.46	$0.46

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$216,032	$211,253
Building and improvements	3,649,360	3,623,962
Tenant improvements	47,919	36,497
Acquired lease intangibles	390,557	452,384
	4,303,868	4,324,096
Accumulated depreciation	(480,083)	(411,052)
Net real estate property	3,823,785	3,913,044
Right-of-use lease assets, net	125,775	—
Real estate loans receivable	82,584	55,659
Investments in unconsolidated entities	1,331	1,330
Net real estate investments	4,033,475	3,970,033
Cash and cash equivalents	6,883	19,161
Tenant receivables, net	7,662	8,881
Other assets	123,967	144,759
Total assets	$4,171,987	$4,142,834
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$462,397	$457,388
Notes payable	967,358	966,961
Mortgage debt	99,206	108,504
Accounts payable	5,489	3,886
Dividends and distributions payable	44,530	43,821
Accrued expenses and other liabilities	73,040	76,282
Lease liabilities	60,692	—
Acquired lease intangibles, net	6,903	13,585
Total liabilities	1,719,615	1,670,427

Redeemable noncontrolling interests - Series A Preferred Units and partially owned properties	26,929	24,747

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 185,315,334 and 182,416,007 common shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	1,853	1,824
Additional paid-in capital	2,845,065	2,791,555
Accumulated deficit	(497,007)	(428,307)
Accumulated other comprehensive income	5,399	14,433
Total shareholders’ equity	2,355,310	2,379,505
Noncontrolling interests:
Operating Partnership	69,841	67,477
Partially owned properties	292	678
Total noncontrolling interests	70,133	68,155
Total equity	2,425,443	2,447,660
Total liabilities and equity	$4,171,987	$4,142,834

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2019	2018
Net income	$7,316	$12,062
Earnings per share - diluted	$0.04	$0.06

Net income	$7,316	$12,062
Net income attributable to noncontrolling interests - partially owned properties	(136)	(144)
Preferred distributions	(294)	(284)
Depreciation and amortization expense	36,194	37,687
Depreciation and amortization expense - partially owned properties	(70)	(11)
(Gain) loss on sale of investment properties, net	(3,033)	2,632
FFO applicable to common shares and OP Units	$39,977	$51,942
Net change in fair value of derivative	(14)	(10)
Net change in fair value of contingent consideration	—	(50)
Normalized FFO applicable to common shares and OP Units	$39,963	$51,882

FFO per common share and OP Unit	$0.21	$0.28
Normalized FFO per common share and OP Unit	$0.21	$0.28

Normalized FFO applicable to common shares and OP Units	$39,963	$51,882
Non-cash share compensation expense	2,685	2,014
Straight-line rent adjustments	1,961	(6,150)
Amortization of acquired above/below-market leases/assumed debt	825	980
Amortization of lease inducements	337	345
Amortization of deferred financing costs	599	597
TI/LC and recurring capital expenditures	(4,266)	(6,213)
Normalized FAD applicable to common shares and OP Units	$42,104	$43,455

Weighted average number of common shares and OP Units outstanding	190,815,892	187,431,132

	Three Months Ended June 30,
	2019	2018
Net income	$7,316	$12,062
General and administrative	7,676	7,104
Depreciation and amortization	36,285	37,725
Interest expense	16,053	17,154
Net change in the fair value of derivative	(14)	(10)
(Gain) loss on sale of investment properties, net	(3,033)	2,632
NOI	$64,283	$76,667

NOI	$64,283	$76,667
Straight-line rent adjustments	1,961	(6,150)
Amortization of acquired above/below-market leases/assumed debt	856	980
Amortization of lease inducements	337	345
Change in fair value of contingent consideration	—	(50)
Cash NOI	$67,437	$71,792

Cash NOI	$67,437	$71,792
Assets not held for all periods	(2,577)	(5,090)
Interest income and other	(1,860)	(1,925)
LTACH & Hospital Cash NOI	(1,375)	(5,219)
MOB Same-Store Cash NOI	$61,625	$59,558

	Three Months Ended June 30,
	2019	2018
Net income	$7,316	$12,062
Depreciation and amortization	36,285	37,725
Interest expense	16,053	17,154
(Gain) loss on sale of investment properties, net	(3,033)	2,632
EBITDAre	$56,621	$69,573
Non-cash share compensation expense	2,685	2,014
Non-cash changes in fair value	(14)	(60)
Adjusted EBITDAre	$59,292	$71,527

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above- or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and recurring capital expenditures related to tenant improvements and leasing commissions, and includes cash payments from seller master leases and rent abatement payments. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, and impairment loss. We define Adjusted EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, impairment loss, non-cash share compensation expense, non-cash changes in fair value, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.